UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2009

YASHENG ECO-TRADE CORPORATION.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement
Item 3.02           Unregistered Sales of Equity Securities

On August 17, 2009, Yasheng Eco-Trade (the “Company”) entered into a Subscription Agreement with an accredited investor pursuant to which the investor agreed to acquire up $400,000 in shares of common stock of the Company at a per share purchase price equal to the average closing price for the five trading days prior to close.  On August 17, 2009, an accredited investor purchased 350,877 restricted shares of common each at $0.57 per share for an aggregate purchase price of $200,000, which was paid in cash.  On August 31, 2009, the accredited investor purchased an additional 150,060 shares of common stock at $.3332 per share for an aggregate purchase price of $50,000, which was paid in cash.

The shares of common stock were offered and sold to the accredited investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated thereunder.  The investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c) Index of Exhibits.

Exhibit Number	Description

4.1	Form of Subscription Agreement (1)

(1) Incorporated by reference to the Form 8K Current Report filed with the Securities and Exchange Commission on August 18, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

By:	/s/ Yossi Attia
Name: Yossi Attia
Title: Chief Operating Officer

Date:	September 1, 2009 Beverly Hills, California